                                AMENDMENT NO. 10

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of January 31, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add six new portfolios - AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                  ------------------------------------
AIM Basic Value Fund                                      June 5, 2000

AIM Conservative Allocation Fund                         April 30, 2004

AIM Global Equity Fund                                  November 4, 2003

AIM Growth Allocation Fund                               April 30, 2004

AIM Income Allocation Fund                              October 31, 2005

AIM Independence Now Fund                               January 31, 2007

AIM Independence 2010 Fund                              January 31, 2007

AIM Independence 2020 Fund                              January 31, 2007

AIM Independence 2030 Fund                              January 31, 2007

AIM Independence 2040 Fund                              January 31, 2007

AIM Independence 2050 Fund                              January 31, 2007

AIM International Allocation Fund                       October 31, 2005

AIM Mid Cap Core Equity Fund                            September 1, 2001

AIM Moderate Allocation Fund                             April 30, 2004

AIM Moderate Growth Allocation Fund                      April 29, 2005

AIM Moderately Conservative Allocation Fund              April 29, 2005

AIM Small Cap Growth Fund                              September 11, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $500 million ........      0.725%
Next $500 million .........       0.70%
Next $500 million .........      0.675%
Excess over $1.5 billion ..       0.65%

                             AIM GLOBAL EQUITY FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $500 million ........      0.975%
Next $500 million .........       0.95%
Next $500 million .........      0.925%
On amounts thereafter .....       0.90%

                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                           AIM INCOME ALLOCATION FUND
                            AIM INDEPENDENCE NOW FUND
                           AIM INDEPENDENCE 2010 FUND
                           AIM INDEPENDENCE 2020 FUND
                           AIM INDEPENDENCE 2030 FUND
                           AIM INDEPENDENCE 2040 FUND
                           AIM INDEPENDENCE 2050 FUND
                        AIM INTERNATIONAL ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                       AIM MODERATE GROWTH ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                These thirteen funds do not pay an advisory fee."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM GROWTH SERIES


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        A I M ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)